UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2020

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CATY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 16, 2020, the boards of directors of Cathay General Bancorp (the “Company”) and Cathay Bank appointed Chang M. Liu as the Chief Executive Officer (“CEO”) and President of the Company, the CEO of Cathay Bank, and as a Class I director of the board of directors of the Company, in each case, effective October 1, 2020.  The Class I directors of the board of directors of the Company will hold office until the 2021 annual meeting of stockholders and their successors are elected and qualified.  Mr. Liu is currently the President and Chief Operating Officer of Cathay Bank and is a member of the board of directors of Cathay Bank. Mr. Liu also will continue serving as President of Cathay Bank and a member of the board of directors of Cathay Bank.

Mr. Liu will succeed Pin Tai, who will retire from his position as CEO of the Company and Cathay Bank and resign as a member of the board of directors of the Company and Cathay Bank, effective September 30, 2020, in accordance with his previously disclosed employment agreement.  Mr. Tai will remain with Cathay Bank as an executive advisor through September 30, 2021, supporting the transition, in accordance with his previously disclosed consulting agreement.

Employment Agreement

The Company and Cathay Bank entered into an employment agreement, dated as of July 16, 2020, with Mr. Liu in connection with his appointment as CEO and President (the “Employment Agreement”).   The initial term of Mr. Liu’s employment under the Employment Agreement shall begin on October 1, 2020 and shall continue through September 30, 2023, unless earlier terminated in accordance with the Employment Agreement.  Thereafter, the Employment Agreement shall automatically renew for subsequent one-year periods, unless a party provides notice of non-renewal to the other party at least 90 days prior to the end of the then current term, or unless earlier terminated in accordance with the Employment Agreement.

Notwithstanding the immediately preceding paragraph, if a “Change of Control” (as defined in the Change of Control Employment Agreement, dated as of July 16, 2020, entered into by the Company, Cathay Bank and Mr. Liu (the “Control Agreement”) contemporaneously with the Employment Agreement) occurs during the term under the Employment Agreement, the Employment Agreement shall terminate and Mr. Liu’s employment shall be governed exclusively by the Control Agreement.  The Control Agreement is described further below.

The Employment Agreement provides that Mr. Liu shall be employed as the CEO and President of the Company and Cathay Bank, reporting to the executive chairman, and shall have such duties customarily attendant to such positions and such other duties assigned to him by the Company’s or Cathay Bank’s board of directors or executive chairman.  Mr. Liu shall serve as a member of Cathay Bank’s board of directors and, if requested, the Company’s board of directors without additional compensation.  Mr. Liu shall be required to devote full business time to his duties with customary exceptions as set forth in the Employment Agreement.

During the employment period, Mr. Liu shall earn a base salary of $700,000, and may be eligible to receive annual bonus at the discretion of the Company’s compensation committee. Mr. Liu shall be eligible to participate in all welfare benefit plans (health, dental, life, etc.), fringe benefits and perquisites provided to other similarly-situated executive officers.  Mr. Liu shall be entitled to four weeks of annual vacation. All compensation payable under the Employment Agreement shall be subject to any deductions and clawbacks as may be required by law or regulation.

The Employment Agreement includes customary non-competition, employee and customer non-solicitation, confidentiality and non-disparagement clauses, for the applicable period and subject to the limitations and other applicable provisions set forth in the Employment Agreement.

The Company may terminate Mr. Liu’s employment with or without “Cause” as defined in the Employment Agreement.  Mr. Liu may terminate his employment with or without “Good Reason” as defined in the Employment Agreement.  Employment under the Employment Agreement terminates automatically upon expiration of the employment period.  On any termination, Mr. Liu will resign from each position as a director or officer.

If the Company terminates with Cause or Mr. Liu resigns without Good Reason, then Mr. Liu shall receive (i) any unpaid base salary through date of termination, (ii) any accrued but unused vacation pay; (iii) rights to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (iv) payment of any unreimbursed qualified business expenses; and (v) any earned but unpaid bonuses (collectively, the “Accrued Rights”).

If the Company terminates without Cause or Mr. Liu resigns for Good Reason, Mr. Liu will be entitled to receive, in addition to the Accrued Rights, a severance payment equivalent to 18 months of Mr. Liu’s base salary at the time of separation, plus the equivalent of 18 months of Company-paid COBRA benefits. All severance is subject to Mr. Liu signing and not revoking the Release Agreement in substantially the form attached to the Employment Agreement.

The preceding description of the Employment Agreement is not a complete summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

Control Agreement

The Company, Cathay Bank and Mr. Liu entered into the Control Agreement contemporaneously with the execution and delivery of the Employment Agreement.

Pursuant to the Control Agreement, the Company or Cathay Bank (as applicable) has agreed to continue the employment of Mr. Liu for a period of three years from the occurrence of a change in control (the “effective date”). During this employment period, Mr. Liu shall be entitled to the following compensation and benefits:

•	An annual base salary at least equal to 12 times the highest monthly base salary paid or payable (including deferred salary) during the 12-months preceding the effective date;
•

An annual cash bonus at least equal to the highest annual bonus earned for the last three full fiscal years prior to the effective date (with partial years being annualized for the purpose of determining the amount of the bonus);

•

Participation in all incentive, saving, and retirement plans and programs applicable generally to other peer executives on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;

•	Participation in welfare benefit plans and programs on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;
•	Reimbursement for all reasonable expenses in accordance with procedures in effect during the 120-day period immediately prior to the effective date;
•

Fringe benefits (including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date;

•	Office, secretarial and support staff; and
•	Paid vacation in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date.

The Control Agreement provides that, in the event of the death or disability of Mr. Liu after a change in control, the Company or Cathay Bank (as applicable) has agreed to pay Mr. Liu (or his estate or beneficiaries in the event of death): (i) base salary through the date of termination; (ii) a pro-rata bonus until the date of termination of the higher of (A) the highest annual bonus earned for the last three full fiscal years prior to the change in control and (B) the annual bonus paid or payable for the most recently completed fiscal year following the change in control, including any bonus or portion thereof that has been earned but deferred (the greater of clauses (A) and (B), the “Highest Annual Bonus”); (iii) any accrued vacation pay (items (i), (ii), and (iii), collectively, the “Accrued Obligations”); and (iv) amounts that are vested benefits or that Mr. Liu is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, the Company or Cathay Bank at or subsequent to the date of termination (“Other Benefits”).

The Control Agreement provides that, if Mr. Liu’s employment is terminated following a change in control (other than termination by the Company or Cathay Bank for cause or by reason of death or disability or by Mr. Liu for other than “good reason”) or if Mr. Liu terminates employment in certain circumstances defined in the Control Agreement which constitute “good reason,” in addition to the Accrued Obligations and Other Benefits as defined in the preceding paragraph, Mr. Liu will be paid the aggregate of the following in a lump sum in cash within 30 days after the date of termination:

•	an amount equal to one and one half times the sum of Mr. Liu’s annual base salary and of the Highest Annual Bonus; and

•

an amount equal to the sum of the Company’s or Cathay Bank’s (as applicable) matching or other employer contributions under the Company’s or Cathay Bank’s qualified defined contribution plans and any excess or supplemental defined contribution plans in which Mr. Liu participates that Mr. Liu would receive if Mr. Liu’s employment continued during the 18 months after the date of termination.

In addition, for a period of 18 months following the date of termination, Mr. Liu would be entitled to receive welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death, and travel accident insurance) at least equal to, and at the same after-tax cost to Mr. Liu, as those that would have been provided in accordance with the plans, programs, practices, and policies then in effect. In addition, Mr. Liu would be entitled to receive outplacement services, provided that the cost of such outplacement services will not exceed $50,000.

The Control Agreement provide that, if Mr. Liu’s employment is terminated for cause following a change in control or if Mr. Liu terminates his employment for other than “good reason,” the Company or Cathay Bank has agreed to pay Mr. Liu the Accrued Obligations and Other Benefits.

The Control Agreement provides that payments thereunder may be subject to reduction to the extent any such payments would subject Mr. Liu to the excise tax under Section 4999 of the Code.

The preceding description of the Control Agreement is not a complete summary and is qualified in its entirety by reference to the Control Agreement, a copy of which has been filed herewith as Exhibit 10.2 and which is incorporated herein by reference.

Item 5.02  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 16, 2020, the Company issued a press release announcing that Pin Tai, in accordance with his previously disclosed employment agreement, will retire from his position as CEO of the Company and Cathay Bank and resign as a member of the board of directors of the Company and Cathay Bank, effective September 30, 2020.  Mr. Tai will remain with Cathay Bank as an executive advisor through September 30, 2021, supporting the transition, in accordance with his previously disclosed consulting agreement.

In accordance with the Company’s succession plan, the boards of directors of the Company and Cathay Bank appointed Chang M. Liu as CEO and President of the Company, CEO of Cathay Bank and a member of the board of directors of the Company, in each case, effective October 1, 2020.  Mr. Liu also will continue serving as President of Cathay Bank and a member on its board of directors.

Chang M. Liu, age 53, is currently the President and Chief Operating Officer of Cathay Bank and serves as a member on its board of directors.  Mr. Liu joined Cathay Bank in 2014 as Senior Vice President and Assistant Chief Lending Officer.  He was promoted to Deputy Chief Lending Officer in 2015 and then in 2016 became the Executive Vice President and Chief Lending Officer.  In February 2019, Mr. Liu was appointed as Chief Operating Officer, followed by the appointment as President when he joined as a member of the Board of Directors of Cathay Bank in October 2019.  Mr. Liu has over 30 years of banking experience.  Prior to joining Cathay Bank, Mr. Liu was the Executive Vice President and Chief Lending Officer at Pacific Trust Bank, the Senior Vice President of the Special Assets Group at U.S. Bank, and the Senior Vice President of the Commercial Real Estate Group at California National Bank.

A copy of the press release, dated July 16, 2020, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The disclosures set forth in Item 1.01, to the extent such disclosures relate to the departure of Mr. Tai and the appointment of Mr. Liu as directors and officers of the Company and Mr. Liu’s Employment Agreement, Control Agreement, compensation and benefits, are hereby incorporated by reference to this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.Description

10.1	Employment Agreement, dated as of July 16, 2020, among Cathay General Bancorp, Cathay Bank and Chang M. Liu.

10.2	Change in Control Employment Agreement, dated as of July 16, 2020, among Cathay General Bancorp, Cathay Bank and Chang M. Liu.

99.1	Press Release of Cathay General Bancorp dated July 16, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 16, 2020

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer